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                                  EXHIBIT 23.2

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                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of The Peoples BancTrust Company, Inc. on Form S-8 (the "Registration Statement") of our report dated February 7, 1997, on our audits of the consolidated financial statements as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.



                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------
                                       Coopers & Lybrand L.L.P.



Birmingham, Alabama
December 26, 1997